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                                                                   Exhibit 3.127

                                                                          [LOGO]

                                STATE OF VERMONT

                          OFFICE OF SECRETARY OF STATE

     I, DEBORAH L. MARKOWITZ, SECRETARY OF STATE OF THE STATE OF VERMONT, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE COPY OF


                               CORPORATE DOCUMENTS

                                       FOR

                             WINTERS BROTHERS, INC.


                                           JUNE 7, 2002

                                           GIVEN UNDER MY HAND AND THE SEAL
                                           OF THE STATE OF VERMONT, AT
                                           MONTPELIER, THE STATE CAPITAL

                                           /s/ Deborah L. Markowitz

                                           DEBORAH L. MARKOWITZ
                                           SECRETARY OF STATE

[SEAL]

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                                                                         V-56282

                            ARTICLES OF INCORPORATION

                                       OF

                             WINTERS BROTHERS, INC.


                                STATE OF VERMONT

                           Secretary of State's Office

                               Filed Oct 13, 1995

                               /s/ James F. Milne
                           ---------------------------
                               Secretary of State

                        Filing Fee of $75.00 has been paid

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                            ARTICLES OF INCORPORATION

                                       OF

                             WINTERS BROTHERS, INC.


                                    ARTICLE I

                                      NAME

     The name of the corporation shall be Winters Brothers, Inc.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

     The initial registered office of the corporation shall be One Church Street, City of Burlington, County of Chittenden, State of Vermont 05401, and the initial registered agent at such address shall be Paul, Frank & Collins, Inc.

                                   ARTICLE III

                               GENERAL CORPORATION

     This corporation is a Vermont general corporation, formed pursuant to Title 11A of Vermont Statutes Annotated.

                                   ARTICLE IV

                                AUTHORIZED SHARES

     The aggregate number of shares the corporation shall have authority to issue is: ten thousand (10,000) shares of one class of shares, said class consisting of voting common shares. The sole class of shares shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution.

                                        1
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                                    ARTICLE V

                       SHAREHOLDER ACTION WITHOUT MEETING

     Action required or permitted to be taken by the shareholders of a corporation at a shareholders' meeting may be taken without a meeting if the action is taken by the holders of at least a majority of all of the shares entitled to vote on the action, and if each shareholder is given prior notice of the action proposed to be taken. Each action must be evidenced by one or more written consents describing the action taken, signed by the holders of at least a majority of the shares, and filed in the corporate minute book. Prompt notice of any action taken by less than unanimous written consent in lieu of a meeting shall be given to all shareholders entitled to vote on such action.

                                   ARTICLE VI

             GREATER QUORUM OR VOTING REQUIREMENTS FOR SHAREHOLDERS

     The shareholders of the corporation may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the Vermont Business Corporation Act.

                                   ARTICLE VII

                               DIRECTOR LIABILITY

     To the extent permitted by Section 2.02(b)(4) of the Vermont Business Corporation Act, as the same may be supplemented and amended, no director of the corporation shall be personally liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, solely as a director, based on a failure to discharge his or her own duties in accordance with Section 8.30 of the Vermont Business Corporation Act, as the same may be supplemented and amended.

                                  ARTICLE VIII

                           INITIAL BOARD OF DIRECTORS

     Joseph M. Winters, 104 Metcalf Drive, Williston, VT 05495
     Andrew B. Winters, 104 Metcalf Drive, Williston, VT 05495

                                        2
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                                   ARTICLE IX

                                  INCORPORATORS

     The name and address of the sole incorporator is:

     NAME                                      ADDRESS
     ----                                      -------

     B. Michael Frye                           RD 2, Box 3860
                                               Bristol, VT 05433


     Executed by the undersigned incorporator as of this 11th day of October, 1995.

                                        INCORPORATOR:

                                        /s/ B. Michael Frye
                                        -------------------------------------
                                        B. Michael Frye


                                        Category of Business for Vermont
                                        Department of Economic Development's
                                        Data Base:

                                        Durable Goods/Wholesale

                                        3
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                                                                            5628
                               ARTICLES OF MERGER               VERMONT
                                                           SECRETARY OF STATE
                                       OF
                                                            97 DEC 19 PM 9:28
                              WB ACQUISITION, INC.      59565
                             (A VERMONT CORPORATION)

                                      INTO

                             WINTERS BROTHERS, INC.     56282
                             (A VERMONT CORPORATION)

     Pursuant to the provisions of Sections 11.01 et seq. of the Vermont Business Corporation Act, the undersigned corporation, Winters Brothers, Inc., adopts the following Articles of Merger for the purpose of merging WB Acquisition, Inc. into Winters Brothers, Inc., with Winters Brothers, Inc. as the surviving corporation:

     FIRST: The Plan of Merger, a copy of which is attached hereto and identified as "Exhibit A", was approved by the Board of Directors and the sole shareholder of WB Acquisition, Inc., and by the Board of Directors and shareholders of Winters Brothers, Inc., in the manner prescribed by
Section 11.03 of the Vermont Business Corporation Act.

     SECOND: As to each of the constituent corporations, the number of shares outstanding and the designation and number of outstanding shares of each class entitled to vote as a class on such plan, are as follows:

                                                                  NUMBER OF
                               NUMBER                             VOTES
     NAME OF                   OF SHARES       DESIGNATION        ENTITLED TO
     CORPORATION               OUTSTANDING     OF CLASS           BE CAST
     -----------               -----------     -----------        -----------
     WB Acquisition, Inc.         1,000        Common               1,000
     Winters Brothers, Inc.       1,036        Common               1,036

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     THIRD: As to each of the constituent corporations, the total number of shares voted for and against such plan, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such plan, respectively, are as follows:

                           TOTAL      TOTAL
NAME OF                    VOTED      VOTED                 VOTED    VOTED
CORPORATION                FOR        AGAINST   CLASS       FOR      AGAINST
-----------                -----      -------   -----       -----    -------
WB Acquisition, Inc.       1,000      None      Common      1,000    None
Winters Brothers, Inc.     1,036      None      Common      1,036    None

     FOURTH: The merger shall take effect upon the later to occur of (i) the filing of Articles of Merger relating to this merger with the Secretary of State of Vermont; or (ii) the filing of Articles of Merger for the merger of JC Acquisition, Inc. into All Cycle Waste, Inc. with the Secretary of State of Vermont.

     Dated: December 19, 1997.

                                        WB ACQUISITION, INC.,
                                        A VERMONT CORPORATION

                                        BY:  /s/ John W. Casella
                                             -------------------------------
                                             JOHN W. CASELLA,
                                             ITS PRESIDENT


                                        WINTERS BROTHERS, INC.
                                        A VERMONT CORPORATION

                                        BY:  /s/ Joseph M. Winters
                                             -------------------------------
                                             JOSEPH M. WINTERS,
                                             ITS PRESIDENT
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STATE OF VERMONT
CHITTENDEN COUNTY, SS.

     At Burlington, in said County, this 19th day of December, 1997, personally appeared JOHN CASELLA, duly authorized agent of WB ACQUISITION, INC., who acknowledged the above instrument, by him sealed and subscribed, to be his free act and deed and the free act and deed of WB ACQUISITION, INC.

     Before me,

                                        /s/ Catherine Kronk
                                        ----------------------------------------
                                        Notary Public

                                        2-10-99
                                        ----------------------------------------
                                        Commission Expires


STATE OF VERMONT
CHITTENDEN COUNTY, SS.

     At Burlington, in said County, this 19th day of December, 1997, personally appeared JOSPEH M. WINTERS, duly authorized agent of WINTERS BROTHERS, INC., who acknowledged the above instrument, by him sealed and subscribed, to be his free act and deed and the free act and deed of WINTERS BROTHERS, INC.

     Before me,

                                        /s/ Catherine Kronk
                                        ----------------------------------------
                                        Notary Public

                                        2-10-99
                                        ----------------------------------------
                                        Commission Expires

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                                                                       EXHIBIT A

                                 PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of the 19th day of December, 1997, pursuant to Sections 11.01 et seq. of the Vermont Business Corporation Act by and between WB ACQUISITION, INC., a Vermont corporation ("WB Acquisition"), and WINTERS BROTHERS, INC., a Vermont corporation ("Winters") (the two parties being sometimes collectively referred to as the "Constituent Corporations").

     WHEREAS, WB Acquisition is a corporation duly organized and existing under the laws of the State of Vermont, with authorized capital stock of 1,000 shares of common stock, without par value, all of which immediately prior to the Effective Date, as defined in Section 1.5 hereof, will be issued and outstanding and held by Casella Waste Systems, Inc., a Delaware corporation ("CWS"); and

     WHEREAS, Winters is a corporation duly organized and existing under the laws of the State of Vermont, with authorized capital stock of 10,000 shares of common stock, with no par value, of which 1,036 shares are issued and outstanding; and

     WHEREAS, the Boards of Directors and shareholders of Winters and WB Acquisition have adopted resolutions declaring advisable the proposed merger (the "Merger") of WB Acquisition with and into Winters upon the terms and conditions hereinafter set forth and more particularly set forth in an Agreement and Plan of Merger among CWS, JC Acquisition, Inc., Winters, WB Acquisition, All Cycle Waste, Inc. and the shareholders of All Cycle Waste, Inc. and Winters dated December 19, 1997 (the "Merger Agreement").

     NOW THEREFORE, the Constituent Corporations agree to effect the Merger provided for in this Plan of Merger (the "Plan") on the terms and conditions set forth herein.

     1.     GENERAL

            Section 1.1 MERGER. On the Effective Date, WB Acquisition shall be merged into Winters (the "Merger"), and Winters will be the surviving corporation whose name shall continue to be Winters Brothers, Inc.

            Section 1.2 CAPITALIZATION. The number of authorized shares of capital stock of the surviving corporation shall be 1,000 shares of common stock, with no par value.

            Section 1.3 CERTIFICATE OF INCORPORATION AND BY-LAWS. On the Effective Date, the Articles of Incorporation of Winters, as in effect prior to the Effective Date, shall be the same as the Articles of Incorporation of WB Acquisition immediately prior to the Effective Date, except that the name of the corporation set forth therein shall be changed to Winters Brothers,

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Inc. More particularly, the Articles of Incorporation of the surviving corporation shall be amended to include the following:

           -   Corporate Name:                  Winters Brothers, Inc.

           -   Registered Agent:                Miller, Eggleston & Cramer, Ltd.

           -   Address of Registered Office:    150 South Champlain Street
                                                Burlington, VT 05401

           -   Operating Year:                  April 30 is fiscal year end

           -   General Corporation (T.11A)

           -   Number of shares corporation
               is authorized to issue:          1,000 shares of common stock

           -   Classes of shares:               N/A

           -   Purpose:                         Any lawful purpose

           -   Directors:                       John W. Casella
                                                25 Greens Hill Lane
                                                Rutland, VT

                                                Douglas R. Casella
                                                25 Greens Hill Lane
                                                Rutland, VT

                                                James W. Bohlig
                                                25 Greens Hill Lane
                                                Rutland, VT

            Section 1.4 DIRECTORS AND OFFICERS. The officers and directors of WB Acquisition shall become the officers and directors of Winters as of the Effective Date.

            Section 1.5 EFFECTIVE DATE. The merger shall take effect upon the later to occur of (i) the filing of Articles of Merger relating to the Merger with the Secretary of State of Vermont; or (ii) the filing of Articles of Merger for the merger of JC Acquisition, Inc. into All Cycle Waste, Inc. with the Secretary of State of Vermont (the "Effective Date"). On the Effective Date of the Merger, the separate existence of WB Acquisition shall cease, and all of its property rights, privileges and franchises, of whatever nature and description, shall be transferred to, vest in and devolve upon Winters without further act or deed. Confirmatory deeds, assignments or other like instruments, when deemed desirable by Winters to evidence such

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transfer, vesting or devolution of any property, right, privilege or franchise, shall at any time, or from time to time, be made and delivered in the name of WB Acquisition by the acting officers thereof, or by the corresponding officers of the surviving corporation, Winters Brothers, Inc.

            SECTION 2. CAPITAL STOCK OF THE SURVIVING CORPORATION. Each share of common stock of WB Acquisition, Inc. issued and outstanding immediately prior to the Effective Date shall, upon the Effective Date, by virtue of the merger and without any action on the part of the holder thereof, be converted into and represent one share of common stock of Winters. Each share of common stock of Winters issued and outstanding immediately prior to the Effective Date shall, upon the Effective Date, by virtue of the merger and without any action on the part of the holder thereof, be exchanged for and converted into such number of shares of Class A common stock of Casella Waste Systems, Inc. as is equal to the Conversion Ratio (as such term is defined in the Merger Agreement), all as is more specifically set forth in the Merger Agreement.

            SECTION 3.    MISCELLANEOUS

                  Section 3.1 AGREEMENT AND PLAN OF MERGER. The obligations of Winters and WB Acquisition to effect the merger shall be subject to all of the terms and conditions of the Merger Agreement, and none of the provisions of the Merger Agreement shall be deemed to be enlarged, modified or altered in any way by this Plan. In the event of any inconsistency between the Plan and the Merger Agreement, the Merger Agreement shall govern.

            Dated at Burlington, Vermont, the day and year first set forth above.


                                               WB ACQUISITION, INC.

/s/ Catherine Kronk                     By:    /s/ John W. Casella
--------------------------                     ---------------------------------
Witness                                        John W. Casella, Its President


                                               WINTERS BROTHERS, INC.

/s/ Catherine Kronk                     By:    /s/ Joseph M. Winters
--------------------------                     ---------------------------------
Witness                                        Joseph M. Winters, President